Exhibit T3A.2.5

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form ARF (December 1990)	[SEAL]

ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)
Profit Corporation

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.            The name of said corporation shall be 5600 Superior Properties, Inc.

SECOND.       The place in Ohio where its principal office is to be located is

Cleveland	, Cuyahoga County, Ohio.
(city, village or township)

THIRD.            The purpose(s) for which this corporation is formed is:

To engage in any lawful act or activity for which corporations may be formed under Chapter 1701, Ohio Revised Code.

(OHIO - 85 - 1/22/93)

FOURTH.       The number of shares which the corporation is authorized to have outstanding is:

(Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

100 common shares with a par value of $1 each.

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 10th day of April, 1996.

By:	/s/ Ruth A. Newman	, Incorporator
Ruth A. Newman

By:	/s/ Ann J Keys	, Incorporator
Ann J Keys

By:	/s/ Timothy Roberson	, Incorporator
Timothy Roberson

Print or type incorporators’ names below their signatures.

INSTRUCTIONS

1. The minimum fee for filing Articles of Incorporation for a profit corporation is $85.00. If Article Fourth Indicates more than 850 shares of stock authorized, please see Section 111.16 (A) of the Ohio Revised Code or contact the Secretary of State’s office (614-466-3910) to determine the correct fee.

2. Articles will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code.

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form AGO (August 1992)

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of

5600 Superior Properties, Inc.	, hereby appoint
(name of corporation)
C T CORPORATION SYSTEM	to be statutory agent upon whom any process, notice or demand required or
(name of agent)

permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

815 Superior Avenue, N.E.

(street address)

Cleveland	, Ohio	44114.
(city)		(zip code)

NOTE: P.O. Box addresses are not acceptable.

/s/ Ruth A. Newman
(Incorporator)

/s/ Ann J Keys
(Incorporator)

/s/ Timothy Roberson
(Incorporator)

ACCEPTANCE OF APPOINTMENT

The undersigned, C T CORPORATION SYSTEM, named herein as the statutory agent for

5600 Superior Properties, Inc.,	hereby acknowledges and accepts the appointment of statutory agent for said corporation.
(name of corporation)

C T CORPORATION SYSTEM

By:	/s/ Ruth Lawrence
	Ruth Lawrence	Statutory Agent
Spec. Asst. Secy.

INSTRUCTIONS

1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.07(B), 1702.06(B).

2)	The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3)	An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation.

* As of October 8, 1992. R.C. 1701.07(B) will be amended to require acknowledgement and acceptance by the appointed statutory agent.

(OHIO - 1927 - 1/7/94)